UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 10, 2011, Applied Materials, Inc., a Delaware corporation (“Applied”), completed its previously-announced acquisition of Varian Semiconductor Equipment Associates, Inc., a Delaware corporation (“Varian”). Pursuant to the terms of that certain Agreement and Plan of Merger dated as of May 3, 2011 (the “Merger Agreement”), Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied (“Merger Sub”), merged with and into Varian (the “Merger”), with Varian surviving the Merger as a wholly-owned subsidiary of Applied.

Pursuant to the Merger Agreement and by virtue of the Merger, each share of Varian common stock issued and outstanding immediately prior to the Merger was converted into the right to receive $63 in cash, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement (excluding shares that were: (i) held by Applied, Merger Sub or any other wholly-owned subsidiary of Applied; or (ii) held by Varian or any wholly-owned subsidiary of Varian, or held in Varian’s treasury). As also provided under the Merger Agreement, certain equity awards held by employees of Varian were converted into cash equal to the difference between the Merger Consideration and the exercise price, if any, of such awards, while other equity awards held by employees of Varian were assumed by Applied and converted into equity awards of Applied on terms substantially equivalent to the terms of the original awards.

The aggregate amount of the Merger Consideration was approximately $4.2 billion, net of cash acquired. Applied funded the Merger Consideration and certain costs associated with the Merger through a combination of existing cash balances and the net proceeds of the senior unsecured notes that Applied issued on June 8, 2011 in the aggregate principal amount of $1.75 billion.

Item 7.01. Regulation FD Disclosure.

On November 10, 2011, Applied issued a press release announcing the completion of the acquisition of Varian, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of the business acquired

The historical financial statements of Varian required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

99.1	Press Release dated November 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: November 10, 2011

By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 10, 2011.